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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT ("AGREEMENT") is made and entered into as of the 30th day of December, 1999, by and between SIA ADHESIVES, INC., a Delaware corporation ("SIA"), and TANNER CHEMICALS, INC., a New Hampshire corporation ("SIA") and GERARD A. LOFTUS (the "EMPLOYEE"). SIA, Tanner and the Employee are sometimes hereinafter collectively referred to as the "PARTIES" and individually as a "PARTY," and as hereinbelow set forth, SIA and Tanner are sometimes collectively referred to as the "COMPANY." Certain capitalized terms used in this Agreement are defined in Article VII hereof.

                                    RECITALS

      A. SIA and Tanner are wholly-owned subsidiaries of Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "PARENT"), and together with their Affiliates and the Parent, are and will be engaged in the manufacture of adhesives, sealants and coatings.

      B. The Parent has found it to be in the best interests of itself, SIA and Tanner that the President of SIA and Tanner be one and the same person.

      C. SIA and Tanner each desire to employ the Employee, and the Employee wishes to be employed by SIA and Tanner as the President of each. As a condition of that employment, SIA and Tanner each require that an employment agreement be entered into pursuant to which the Employee furnishes to each of SIA and Tanner with, among other things, certain covenants of the Employee, including his covenant not to compete with the businesses of SIA, Tanner, their Subsidiaries and their Affiliates.

      D. In order to induce the Employee to enter into this Agreement, and to incentivize and reward his effort, loyalty and commitment to SIA and Tanner, concurrent with the execution and delivery of this Agreement, they have caused the Parent to grant to the Employee a certain stock option (the "OPTION") to purchase shares of Common Stock of the Parent ("SHARES") under and pursuant to the terms of the "Sovereign Specialty Chemicals, Inc. Stock Option Plan" (the "PLAN") and a Stock Option Agreement in the form of Exhibit C attached hereto and by this reference made a part hereof (the "STOCK OPTION AGREEMENT").

      E. The Employee acknowledges that as a member of the management of SIA and Tanner, he is one of the persons charged with primary responsibility for the implementation of their respective business plans, and that he will have regular access to various confidential and/or proprietary information relating to each of them, their Subsidiaries, their Affiliates and their businesses. Further, the Employee acknowledges that his covenants to SIA and Tanner hereinafter set forth, specifically including but not limited to the Employee's covenant not to engage in competition with SIA, Tanner, their Subsidiaries and their Affiliates and their businesses, are being made in partial consideration of the Parent's grant of the Option to the Employee.
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                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                             EMPLOYMENT RELATIONSHIP

      1.1 DUAL EMPLOYMENT. Subject to the terms and conditions of this Agreement, each of SIA and Tanner hereby agrees to employ the Employee to serve as its President, and the Employee hereby accepts such employment, and agrees to perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

            (a) The parties hereby expressly agree that except as expressly provided otherwise or as the context makes obvious, subsequent references in this Agreement to the "COMPANY" shall mean SIA and Tanner, individually and jointly, such that:

                  (i) any reference to "the Company, its Subsidiaries and their
            Affiliates" shall mean and include each of SIA, Tanner and their respective Subsidiaries and Affiliates;

                  (ii) each obligation of the Employee to the Company set forth in this Agreement shall constitute an obligation of the Employee (x) to SIA, its Subsidiaries and their Affiliates and (y) to Tanner, its Subsidiaries and their Affiliates; and;

                  (iii) each obligation of the Company to the Employee set forth in this Agreement other than a financial obligation shall constitute an obligation of each of Tanner and SIA, individually, to the Employee.

            (b) SIA and Tanner shall be each be liable for and shall each bear 50% of all financial obligations of the Company to the Employee hereunder other than expenses which are reimbursed to the Employee pursuant to the provisions of Section 3.4, which shall be the obligation of the company on whose behalf the Employee incurred such expense.

            (c) SIA and Tanner covenant to the Employee that they each shall promulgate and maintain no policy or policies which is or are inconsistent with each other.

            (d) The provisions of Section 1.3 to the contrary notwithstanding (but subject to the provisions of Section 1.2), the Employee shall determine in his own best judgment how to allocate his time between the SIA and Tanner.




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            (e) The termination of the employment of the Employee at the instance of either SIA or Tanner pursuant to the provisions of either
      Section 5.1(e) or (f) shall constitute a concurrent termination of employment by the other, and the termination of the Employee's employment by either SIA or Tanner at his instance pursuant to the provisions of either Section 5.1(c) or (d) shall constitute a concurrent termination of employment with the other.

      1.2   DUTIES.

            (a) The Employee shall have the normal and customary duties, responsibilities and authority of President and shall perform such other duties on behalf of SIA, its Subsidiaries and their Affiliates as may be assigned to him by the Chairman of the SIA Board and the SIA Board. The Employee shall report to the Chairman of the SIA Board in connection with the Employee's performance of his duties.

            (b) The Employee shall have the normal and customary duties, responsibilities and authority of President and shall perform such other duties on behalf of Tanner, its Subsidiaries and their Affiliates as may be assigned to him by the Chairman of the Tanner Board and the Tanner Board. The Employee shall report to the Chairman of the Tanner Board in connection with the Employee's performance of his duties.

      1.3 EXCLUSIVE EMPLOYMENT. While he is employed by the Company hereunder, the Employee covenants to the Company that he will devote his entire business time, energy, attention and skill to the Company, its Subsidiaries and their Affiliates (except for permitted vacation periods and reasonable periods of illness or other incapacity), and use his good faith best efforts to promote the interests of the Company, its Subsidiaries and their Affiliates. The foregoing shall not be construed as prohibiting the Employee from spending such time as may be reasonably necessary to attend to his personal affairs and investments so long as such activities do not conflict or interfere with the Employee's obligations and\or timely performance of his duties to the Company, its Subsidiaries and their Affiliates hereunder.

      1.4   EMPLOYEE REPRESENTATIONS.     The Employee hereby represents and
warrants to the Company that:

            (a) the execution, delivery and performance by the Employee of this Agreement and any other agreements contemplated hereby to which the Employee is a party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound;

            (b) the Employee is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other person or entity (or if a party to such an agreement, the Employee has disclosed the material terms thereof to the Board prior to the execution hereof and promptly after the date hereof shall deliver a copy of such agreement to the Board); and





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            (c) upon the execution and delivery of this Agreement by the
      Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms.

The Employee hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.
                                   ARTICLE II
                              PERIOD OF EMPLOYMENT

      2.1 EMPLOYMENT PERIOD. The Employee has been employed by the Company or its predecessor for a number of years, and such employment shall continue hereunder until the date fixed by the provisions of Section 2.2 hereof, subject to the early termination provisions of Article V hereof (the "EMPLOYMENT PERIOD"), it being acknowledged that the Company's fiscal year ends on December 31, and that the Employment Period shall therefore be denominated in calendar years.

      2.2 INITIAL TERM OF EMPLOYMENT PERIOD AND EXTENSION TERMS. The Employment Period shall initially continue for a term commencing on the date hereof and ending on December 31, 2002 (the "INITIAL TERM"). The Employment Period shall be automatically extended for successive calendar years of the Company following the expiration of the Initial Term (each such one year period being hereinafter referred to as an "EXTENSION TERM") upon the same terms and conditions provided for herein unless either party provides the other party with advance written notice of its or his intention not to extend the Employment Period; provided, however, that such notice must be delivered by the non-extending party to the other party not later than ninety (90) days prior to the expiration of the Initial Term or any Extension Term, as the case may be.

                                   ARTICLE III
                                  COMPENSATION

      3.1 ANNUAL BASE COMPENSATION. During the Employment Period the Company shall pay to the Employee an annual base salary (the "ANNUAL BASE COMPENSATION") in the amount of $150,000.00. The Annual Base Compensation shall be paid in regular installments in accordance with the Company's general payroll practices, and shall be subject to all required federal, state and local withholding taxes. The Employee's Annual Base Compensation shall be reviewed by the Board annually, and may, in the discretion of the Board be increased, provided that there shall be no obligation on the part of the Company to increase the Employee's Annual Base Compensation, further provided that in no event shall the Employee's Annual Base Compensation be less than the greater of (i) the amount indicated in the first sentence of this Section 3.1 or (ii) the highest amount such Annual Base Compensation may have been increased to by the Board subsequent to the date of this Agreement in its discretion.

      3.2 POTENTIAL ANNUAL TARGET BONUSES. In respect of each calendar year falling within the Employment Period, the Employee shall be eligible to earn an annual bonus, depending upon the results of operation of the Company, the Parent, its Subsidiaries and their Affiliates and the personal performance of the Employee, of up to forty percent (40%) of the Employee's Annual




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Base Compensation for that calendar year (the "POTENTIAL ANNUAL TARGET BONUS")
in accordance with the terms of a bonus plan which shall be adopted and maintained in effect by the Board for that calendar year. The amount of the Potential Annual Target Bonus, if any, which is earned by the Employee (the "BONUSABLE AMOUNT") shall be paid by the Company to the Employee no later than seventy-five (75) days following the close of the Company's calendar year, provided that unless expressly provided otherwise herein, it shall be a condition precedent to the Employee's right to receive any Bonusable Amount that the Employee be employed by the Company on the last day of that calendar year.

      3.3 DISCRETIONARY BONUSES. In respect of each calendar year falling within the Employment Period, the Company may pay a discretionary annual bonus to the Employee (a "DISCRETIONARY BONUS") to be determined by the Board, in its sole discretion. Any Discretionary Bonus shall be paid by the Company to the Employee within seventy-five (75) days following the close of the Company's calendar year, provided that unless expressly provided otherwise herein, it shall be a condition precedent to the Employee's right to receive any Discretionary Bonus that the Employee be employed by the Company on the last day of that calendar year.

      3.4 EXPENSES. During the Employment Period, the Employee shall be entitled to reimbursement of all travel, entertainment and other business expenses reasonably incurred in the performance of his duties for the Company, upon submission of all receipts and accounts with respect thereto, and approval by the Company thereof, in accordance with the business expense reimbursement policies of the Company from time to time adopted by the Board.

      3.5 VACATION. In respect of each calendar year falling within the Employment Period, the Employee shall be entitled to such vacation time as the Company customarily provides to its senior executives (but in no event less than four (4) weeks per calendar year), provided that unused vacation may be used by the Employee in the following calendar year only in accordance with and as permitted by the Company's then current vacation policies in effect from time to time.

      3.6 OTHER FRINGE BENEFITS. During the Employment Period, the Employee shall be entitled to receive such of the Company's other fringe benefits as are being provided to other employees of the Company holding senior executive positions, including but not limited to health insurance benefits, disability benefits and retirement benefits.

      3.7 GRANT OF STOCK OPTION. Concurrently with the parties' execution and delivery of this Agreement the Company has caused the Parent to grant to the Employee the Option to purchase an aggregate of 9,500 Shares pursuant to the terms of the Stock Option Agreement as part consideration for the Employee's execution and delivery of this Agreement to the Company.

                                   ARTICLE IV
                            COVENANTS OF THE EMPLOYEE

      4.1 PROPRIETARY RIGHTS. The Employee hereby expressly agrees that all research, discoveries, inventions and innovations (whether or not reduced to practice or documented), improvements, developments, methods, designs, analyses, drawings, reports and all similar or




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related information (whether patentable or unpatentable, and whether or not reduced to writing), trade secrets (being information about the business of the Company, its Subsidiaries and their Affiliates which is considered by the Company or any such Subsidiary or Affiliate to be confidential and is proprietary to the Company or any such Subsidiary or Affiliate) and confidential information, copyrightable works, and similar and related information (in whatever form or medium), which (x) either (i) relate to the Company's, its Subsidiaries' or their Affiliates' actual or anticipated business, research and development or existing or future products or services or (ii) result from any work performed by the Employee for the Company, its Subsidiaries or any of their Affiliates and (y) are conceived, developed, made or contributed to in whole or in part by the Employee during the Employment Period ("WORK PRODUCT") shall be and remain the sole and exclusive property of the Company, such Subsidiary or such Affiliate. The Employee shall communicate promptly and fully all Work Product to the Board.

            (a) WORK MADE FOR HIRE. The Employee acknowledges that, unless otherwise agreed in writing by the Company, all Work Product eligible for any form of copyright protection made or contributed to in whole or in part by the Employee within the scope of the Employee's employment by the Company during the Employment Period shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Company, its Subsidiaries or their Affiliates, as applicable.

            (b) ASSIGNMENT OF PROPRIETARY RIGHTS. The Employee hereby assigns, transfers and conveys to the Company, and shall assign, transfer and convey to the Company, all right, title and interest in and to all inventions, ideas, improvements, designs, processes, trademarks, service marks, trade names, trade secrets, trade dress, data, discoveries and other proprietary assets and proprietary rights in and of the Work Product (the "PROPRIETARY RIGHTS") for the Company's exclusive ownership and use, together with all rights to sue and recover for past and future infringement or misappropriation thereof, provided that if a Subsidiary or Affiliate of the Company is the owner thereof, such assignment, transfer and conveyance shall be made to such Subsidiary or Affiliate, which shall enjoy exclusive ownership and use, together with all rights to sue and recover for past and future infringement or misappropriation thereof.

            (c) FURTHER INSTRUMENTS. At the request of the Company (its Subsidiaries or their Affiliates, as the case may be), at all times during the Employment Period and thereafter, the Employee will promptly and fully assist the Company (its Subsidiaries or their Affiliates, as the case may be) in effecting the purpose of the foregoing assignment, including but not limited to the further acts of executing any and all documents necessary to secure for the Company (its Subsidiaries or their Affiliates, as the case may be) such Proprietary Rights and other rights to all Work Product and all confidential information related thereto, providing cooperation and giving testimony.

            (d) INAPPLICABILITY OF SECTION 4.1 IN CERTAIN CIRCUMSTANCES. The Company expressly acknowledges and agrees that, and the Employee is hereby advised that, this Section 4.1 does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company, its Subsidiaries or any of their Affiliates was




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      used and which was developed entirely on the Employee's own time, unless
      (i) the invention relates to the business of the Company, its Subsidiaries or any of their Affiliates or to the Company's, its Subsidiaries' or any of their Affiliates' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Employee for the Company, its Subsidiaries or any of their Affiliates.

      4.2 OWNERSHIP AND COVENANT TO RETURN DOCUMENTS, ETC. The Employee agrees that all Work Product and all documents or other tangible materials (whether originals, copies or abstracts), including without limitation, price lists, quotation guides, outstanding quotations, books, records, manuals, files, sales literature, training materials, customer records, correspondence, computer disks or print-out documents, contracts, orders, messages, phone and address lists, invoices and receipts, and all objects associated therewith, which in any way relate to the business or affairs of the Company, its Subsidiaries and their Affiliates either furnished to the Employee by the Company, its Subsidiaries or any of their Affiliates or are prepared, compiled or otherwise acquired by the Employee during the Employment Period, shall be the sole and exclusive property of the Company, such Subsidiaries or such Affiliates. The Employee shall not, except for the use of the Company, its Subsidiaries or any of their Affiliates, use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the facilities of the Company or such Subsidiaries or such Affiliates, nor use any information concerning them except for the benefit of the Company, its Subsidiaries and their Affiliates, either during the Employment Period or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company on the termination of his employment with the Company, or at any other time upon the Company's request, together with his written certification of compliance with the provisions of this Section 4.2 in the form of Exhibit A to this Agreement in accordance with the provisions of Section 5.3 hereof.

      4.3 NON-DISCLOSURE COVENANT. During the Employment Period and at all times thereafter, the Employee shall not, either directly or indirectly, disclose to any "unauthorized person" or use for the benefit of the Employee or any person or entity other than the Company, its Subsidiaries or their Affiliates any Work Product or any knowledge or information which the Employee may acquire while employed by the Company (whether before or after the date of this Agreement) relating to (i) the financial, marketing, sales and business plans and affairs, financial statements, analyses, forecasts and projections, books, accounts, records, operating costs and expenses and other financial information of the Company, its Subsidiaries and their Affiliates, (ii) internal management tools and systems, costing policies and methods, pricing policies and methods and other methods of doing business, of the Company, its Subsidiaries and their Affiliates, (iii) customers, sales, customer requirements and usages, distributor lists, of the Company, its Subsidiaries and their Affiliates, (iv) agreements with customers, vendors, independent contractors, employees and others, of the Company, its Subsidiaries and their Affiliates, (v) existing and future products or services and product development plans, designs, analyses and reports, of the Company, its Subsidiaries and their Affiliates, (vi) computer software and data bases developed for the Company, its Subsidiaries or their Affiliates, trade secrets, research, records of research, models, designs, drawings, technical data and reports of the Company, its Subsidiaries and their Affiliates and (vii) correspondence or other private or confidential matters, information or data whether written, oral or electronic, which is proprietary to the Company, its Subsidiaries and their




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Affiliates and not generally known to the public (individually and collectively
"CONFIDENTIAL INFORMATION"), without the Company's prior written permission. For purposes of this Section 4.3, the term "UNAUTHORIZED PERSON" shall mean any person who is not (i) an officer or director of the Company, or (ii) an employee, officer or director of a Subsidiary or Affiliate of the Company for whom the disclosure of the knowledge or information referred to herein is necessary for his performance of his assigned duties, or (iii) a person expressly authorized by the Company to receive disclosure of such knowledge or information. The Company expressly acknowledges and agrees that the term "Confidential Information" excludes information which is (A) in the public domain or otherwise generally known to the trade, or (B) disclosed to third parties other than by reason of the Employee's breach of his confidentiality obligation hereunder or (C) learned of by the Employee subsequent to the termination of his employment hereunder from any other party not then under an obligation of confidentiality to the Company, its Subsidiaries and their Affiliates. Further, the Employee covenants to the Company that in the Employee's performance of his duties hereunder, the Employee will violate no confidentiality obligations he may have to any third persons.

      4.4 ANTI-PIRATING AND NON-INTERFERENCE COVENANTS. The Employee covenants to the Company that while the Employee is employed by the Company hereunder and for the two (2) year period thereafter (the "NON-SOLICITATION PERIOD"), he will not, for any reason, directly or indirectly: (a) solicit, hire, or otherwise do any act or thing which may induce any other employee of the Company, its Subsidiaries or their Affiliates to leave the employ or otherwise interfere with or adversely affect the relationship (contractual or otherwise) of the Company, its Subsidiaries and their Affiliates with any person who is then or thereafter becomes an employee of the Company, its Subsidiaries and their Affiliates; or
(b) do any act or thing which may interfere with or adversely affect the relationship (contractual or otherwise) of the Company, its Subsidiaries and their Affiliates with any customer or vendor of the Company, its Subsidiaries and their Affiliates or induce any such customer or vendor to cease doing business with the Company, its Subsidiaries and their Affiliates.

      4.5 COVENANT NOT TO COMPETE. The Employee expressly acknowledges that (i) the Company is and will be engaged in the manufacture of adhesives, sealants and coatings; (ii) the Employee is one of a limited number of persons who has extensive knowledge and expertise relevant to the businesses of the Company, its Subsidiaries and their Affiliates; (iii) the Employee's performance of his services for the Company hereunder will afford him full and complete access to and cause him to become highly knowledgeable about the Company's, its Subsidiaries' and their Affiliates' Confidential Information; (iv) the agreements and covenants contained in this Section 4.5 are essential to protect the business and goodwill of the Company, its Subsidiaries and their Affiliates because, if the Employee enters into any activities competitive with the businesses of the Company, its Subsidiaries and their Affiliates, he will cause substantial harm to the Company or its Subsidiaries and Affiliates; and (v) his covenants to the Company, its Subsidiaries and their Affiliates set forth in this Section 4.5 are being made in partial consideration of the Company having caused the Parent to grant the Option to him. Accordingly, the Employee hereby agrees that while he is employed by the Company hereunder and for the one (1) year period thereafter (the "NON-COMPETITION PERIOD"), he shall not directly or indirectly own any interest in, invest in, lend to, borrow from, manage, control, participate in, consult with, become employed by, render




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services to, or in any other manner whatsoever engage in, any business which is competitive with any business actively being engaged in by the Company, its Subsidiaries and their Affiliates or actively (and demonstrably) being considered by the Company, its Subsidiaries and their Affiliates for entry into on the date of the termination of the Employment Period, within any states or geographical regions in which any such business is being conducted or in which the Company, its Subsidiaries and their Affiliates is or are actively (and demonstrably) considering engaging in on the date of the termination of the Employment Period. The preceding to the contrary notwithstanding, the Employee shall be free to make investments in the publicly traded securities of any corporation, provided that such investments do not amount to more than 1% of the outstanding securities of any class of such corporation.

      4.6 REMEDIES FOR BREACH. If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of this Article IV, the Company and its Subsidiaries shall have the right and remedy, in addition to any other remedy that may be available at law or in equity, to have the provisions of this
Article IV specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being expressly acknowledged and agreed by the Employee that any such breach or threatened breach will cause irreparable injury to the Company and its Subsidiaries and that money damages will not provide an adequate remedy to the Company and its Subsidiaries. Such injunction shall be available without the posting of any bond or other security, and the Employee hereby consents to the issuance of such injunction. The Employee further agrees that any such injunctive relief obtained by the Company or its Subsidiaries shall be in addition to, and not in lieu of, monetary damages and any other remedies to which the Company or its Subsidiaries may be entitled. Further, in the event of an alleged breach or violation by the Employee of any of the provisions of Sections 4.4 or 4.5 hereof, the Non-Solicitation Period and\or the Non-Competition Period, as the case may be, shall be tolled until such breach or violation has been cured. The parties agree that in the event of the institution of any action at law or in equity by either party to enforce the provisions of this Article IV, the losing party shall pay all of the costs and expenses of the prevailing party, including reasonable legal fees, incurred in connection therewith. If any covenant contained in this Article IV or any part thereof is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to modify such covenant to the least extent necessary to render it enforceable and, in its modified form, said covenant shall then be enforceable.

                                    ARTICLE V
                            TERMINATION OF EMPLOYMENT

      5.1 TERMINATION AND TRIGGERING EVENTS. Notwithstanding anything to the contrary elsewhere contained in this Agreement, the Employment Period shall terminate at the expiration of the Initial Term or any Extension Term, or prior to the expiration of the Initial Term or any Extension Term upon the occurrence of any of the following events (hereinafter referred to as "TRIGGERING EVENTS"):
(a) the Employee's death; (b) the Employee's Total Disability; (c) the Employee's Resignation; (d) the Employee's Resignation with Good Grounds; (e) a Termination by the Company for Cause; or (f) a Termination by the Company Without Cause.




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      5.2 RIGHTS UPON OCCURRENCE OF A TRIGGERING EVENT. Subject to the
provisions of Section 5.3 hereof, the rights of the parties upon the occurrence of a Triggering Event prior to the expiration of the Initial Term or any Extension Term shall be as follows:

            (a) RESIGNATION AND TERMINATION BY THE COMPANY FOR CAUSE: If the Triggering Event was the Employee's Resignation or a Termination by the Company for Cause, the Employee shall be entitled to receive his Annual Base Compensation and accrued but unpaid vacation through the date thereof in accordance with the policy of the Company, and to continue to participate in the Company's health, insurance and disability plans and programs through that date and thereafter, only to the extent permitted under the terms of such plans and programs.

            (b) DEATH OR TOTAL DISABILITY: If the Triggering Event was the Employee's death or Total Disability, the Employee (or the Employee's designated beneficiary) shall be entitled to receive the Employee's Annual Base Compensation and accrued but unpaid vacation through the date thereof plus a pro rata portion of the Employee's Potential Annual Target Bonus for the calendar year in which such death or Total Disability occurred (based on the number of days the Employee was employed during the applicable calendar year), in accordance with the policy of the Company, and to continue to participate in the Company's health, insurance and disability plans and programs through the date of termination and thereafter only to the extent permitted under the terms of such plans and programs.

            (c) TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EMPLOYEE WITH GOOD GROUNDS: If the Triggering Event was a Termination by the Company Without Cause or a Resignation by the Employee With Good Grounds, the Employee shall be entitled to receive his Annual Base Compensation and accrued but unpaid vacation through the date thereof plus, in the case of either (i) Resignation by the Employee with Good Grounds or (ii) a Termination By the Company Without Cause in the discretion of the Chairman of the Board of the Company, a pro rata portion of the Employee's Potential Annual Target Bonus for the calendar year in which such Triggering Event occurred (based on the number of days the Employee was employed during the applicable calendar year), payable in accordance with the Company's normal payroll practices, provided that in addition, the Employee shall also be paid an amount equal to his then current Annual Base Compensation payable in accordance with the Company's normal payroll practices, and to continue to participate in the Company's health, insurance and disability plans and programs ("ADDITIONAL SEVERANCE BENEFITS") during the one (1) year period immediately following the date of the termination of the Employment Period (the "SEVERANCE PERIOD"); provided that the Employee shall be entitled to receive such Additional Severance Benefits during the Severance Period if and only if the Employee has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit B to this Agreement and only so long as the Employee has not breached any of his covenants to the Company set forth in Article IV of this Agreement.

            (d) CESSATION OF ENTITLEMENTS AND COMPANY RIGHT OF OFFSET. Except as otherwise expressly provided herein, all of the Employee's rights to salary, employee benefits, fringe benefits and bonuses hereunder (if any) which would otherwise accrue after the termination of the Employment Period shall cease upon the date of such termination. The Company may offset any loans, cash advances or fixed amounts which the Employee owes the Company or its Affiliate against any amounts it owes the Employee under this Agreement.

      5.3 SURVIVAL OF CERTAIN OBLIGATIONS AND TERMINATION CERTIFICATE. The provisions of Articles IV, VI and VIII shall survive any termination of the Employment Period, whether by reason of the occurrence of a Triggering Event or the expiration of the Initial Term or any Extension Term. Immediately following the termination of the Employment Period, the Employee shall promptly return to the Company all property required to be returned to the Company pursuant to the provisions of Section 4.2 hereof and execute and deliver to the Company the Termination Certificate attached hereto as Exhibit A and by this reference made a part hereof.

                                   ARTICLE VI
                                   ASSIGNMENT

      6.1 PROHIBITION OF ASSIGNMENT BY EMPLOYEE. The Employee expressly agrees for himself and on behalf of his executors, administrators and heirs, that this Agreement and his obligations, rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee, his executors, administrators or heirs, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any such rights, interests and benefits thereunder contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

      6.2 RIGHT OF COMPANY TO ASSIGN. This Agreement shall be assignable and transferable by the Company to any successor-in-interest without the consent of the Employee.

                                   ARTICLE VII
                                   DEFINITIONS

      "AFFILIATE" means the Parent and each of its Subsidiaries.

      "BOARD" means either the SIA Board or the Tanner Board.

      "PARENT" means Sovereign Specialty Chemicals, Inc., a Delaware corporation.

      "RESIGNATION" means the voluntary termination of employment hereunder by the Employee which is not a Resignation with Good Grounds (except if made in contemplation of a Termination by the Company for Cause), provided that if such action is taken by the Employee without the giving of at least ninety (90) days prior written notice, such termination of employment shall not be a "Resignation," but instead shall constitute a Termination for Cause.

      "RESIGNATION WITH GOOD GROUNDS" means a voluntary termination of the Employee's employment hereunder on account of, and within sixty (60) days after, the occurrence of one or more of the following events:

            (i) the assignment to the Employee of any duties inconsistent in any material respect with the Employee's position (including status, offices and titles), authority, duties or responsibilities as contemplated by
      Section 1.2 hereof which results in a diminution of the Employee's position, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee;

            (ii) the Employee's Annual Base Compensation and\or Potential Annual Target Bonus is\are decreased below the amount of his then Annual Base Compensation and\or Potential Annual Target Bonus fixed by the applicable provisions of Sections 3.1 and 3.2 hereof (provided that so long as the aggregate sum of the Employee's Annual Base Compensation and Potential Annual Target Bonus in respect of any calendar year during the Employment Term are not decreased, the Company shall be free to decrease the Potential Annual Target Bonus for that year and commensurately increase the Annual Base Compensation for that year without any affect on the subsequent calendar year Annual Base Compensation and Potential Annual Target Bonus, it being expressly acknowledged by the Employee that the operating result achievement criteria for the payment of any of the Potential Annual Target Bonus by the Company, its Subsidiaries and their Affiliates shall be determined by the Board, in its absolute discretion) or the Employee's benefits under any material employee benefit plan, program or arrangement of the Company (other than a change that affects all Employees of the Company) are materially reduced from the level in effect upon the Employee's commencement of participation therein; or

            (iii) the failure of the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee.

      "SIA BOARD" means the Board of Directors of SIA.

            "SUBSIDIARY" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof, or
(ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or entity or one or more Subsidiaries of such person or entity or a combination thereof For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

      "TANNER BOARD" means the Board of Directors of Tanner.

      "TERMINATION BY THE COMPANY FOR CAUSE" means termination by the Company of the Employee's employment for:

            (i) misappropriation of any significant monies or significant assets or properties of the Company;

            (ii) conviction of a felony or a crime involving moral turpitude;

            (iii) substantial and repeated failure to comply with directions of the Chairman of the Board of the Company;

            (iv)  gross negligence or willful misconduct;

            (v) chronic alcoholism or drug addiction together with the Employee's refusal to cooperate with or participate in counseling and/or treatment of same; or

            (vi) any willful action or inaction of the Employee which, in the reasonable opinion of the Board, constitutes dereliction (willful neglect or willful abandonment of assigned duties), or a material breach of Company policy or rules which, if susceptible to cure, is not cured by the Employee within five (5) days following the Employee's receipt of written notice from the Company advising the Employee with reasonable specificity as to the action or inaction viewed by the Board to be dereliction or a material breach of Company policy or rules;

provided that the termination of the Employee's employment hereunder by the Company shall not be deemed a Termination by the Company for Cause unless and until there shall have been delivered to the Employee a written notice from the Chairman of the Board (after reasonable notice to and an opportunity for the Employee (alone and in person) to have a meeting with the Chairman of the Board) finding that in the good faith opinion of the Chairman of the Board, the Employee was guilty of the conduct set forth in one or more of such clauses.

      "TERMINATION BY THE COMPANY WITHOUT CAUSE" means a termination of the Employee's employment by the Company which is not a Termination by the Company for Cause, provided that the termination of the Employment Period on account of the failure of the Company to extend the

Employment Period in accordance with the provisions of Section 2.2 hereof shall constitute a Termination by the Company Without Cause.

      "TOTAL DISABILITY" means the Employee's inability, because of illness, injury or other physical or mental incapacity, to perform his duties hereunder (as determined by the Board in good faith) for a continuous period of one hundred eighty (180) consecutive days, or for a total of one hundred eighty
(180) days within any three hundred sixty (360) consecutive day period, in which case such Total Disability shall be deemed to have occurred on the last day of such one hundred eighty (180) day or three hundred sixty (360) day period, as applicable.

                                  ARTICLE VIII
                                     GENERAL

      8.1 NOTICES. All notices under this Agreement shall be in writing and shall be deemed properly sent, (i) when delivered, if by personal service or reputable overnight courier service, or (ii) when received, if sent (x) by certified or registered mail, postage prepaid, return receipt requested, or (y) via facsimile transmission (provided that a hard copy of such notice is sent to the addressee via one of the methods of delivery or mailing set forth above on the same day the facsimile transmission is sent); to the recipient at the address indicated below:

            Notices to Employee:
            --------------------

            Gerard A. Loftus
            8500 Countryview Drive
            Broadview Heights, Ohio  44147


            Notices to Company:
            -------------------

            SIA ADHESIVES, INC. and TANNER CHEMICALS, INC.
            C\O Chief Executive Officer
            Sovereign Specialty Chemicals, Inc.
            Suite 2200
            225 West Washington Street
            Chicago, Illinois 60606
            Facsimile (312) 419-7151


            With Copies to:
            ---------------

            Robert I. Schwimmer, Esq.
            McBride Baker & Coles
            500 West Madison, 40th Floor
            Chicago, Illinois 60661
            Facsimile (312) 993-9350

            Timothy E. Peterson, Esq.
            Fried, Frank, Harris, Shriver & Jacobson
            4 Chriswell Street
            London EC1Y 4UP
            Facsimile (0207) 972-9602

            Christine J. Smith, Esq.
            AEA Investors Inc.
            65 East 55th Street
            New York, New York 10022
            Facsimile (212) 888-1459

      8.2 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Ohio without regard to any choice of law or conflicts of law rules or provisions (whether of the State of Ohio or any other jurisdiction), irrespective of the fact that the Employee may become a resident of a different state.

      8.3 BINDING EFFECT. The Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his executors, administrators, personal representatives and heirs.

      8.4 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties hereto with regard to the subject matter hereof, and supersedes any and all prior agreements and understandings relating to the employment of the Employee by the Company, including, without limitation, the employment agreement between the Employee and the Company, dated March 31, 1996, which is hereby null and void.

      8.5 AMENDMENTS. No change, modification or amendment of any provision of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

      8.6 WAIVER. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. The waiver by the Employee of a breach of any provision of this Agreement by the Company shall not operate as a waiver of any subsequent breach by the Company.

      8.7 VENUE, JURISDICTION, ETC. The Employee hereby agrees that any suit, action or proceeding relating in any way to this Agreement may be brought and enforced in the Court of Common Pleas of Summit County of the State of Ohio or in the District Court of the United States of America for the Northern District of Ohio, and in either case the Employee hereby submits to the jurisdiction of each such court. The Employee hereby waives and agrees not to assert, by way of motion or otherwise, in any such suit, action or proceeding, any claim that the Employee is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Employee consents and agrees to service of process or other legal summons for purpose of any such suit, action or proceeding by registered mail addressed to the Employee at his or her address listed in the business records of the Company. Nothing contained herein shall affect the rights of the Company to bring suit, action or proceeding in any other appropriate jurisdiction. The Employee and the Company do each hereby waive any right to trial by jury, he or it may have concerning any matter relating to this Agreement.

      8.8 SEVERABILITY. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect.

      8.9 HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

      8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Employee has hereunto set his hand on the day and year first above written.

COMPANY:                                  EMPLOYEE:
--------                                  ---------

SIA ADHESIVES, INC.
a Delaware Corporation
                                          ------------------------------
                                                     Gerard A. Loftus
 By:
     ------------------------------
         Chairman of the Board

TANNER CHEMICALS, INC., a
New Hampshire Corporation



By:
   ------------------------------
         Chairman of the Board

                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                              SIA ADHESIVES, INC.,
                             TANNER CHEMICALS, INC.
                                       AND
                                GERARD A. LOFTUS

                             TERMINATION CERTIFICATE

         This is to certify that, except as permitted by the Employment Agreement (as defined below) I do not have in my possession, nor have I failed to return, any software, inventions, designs, works of authorship, copyrightable works, formulas, data, marketing plans, forecasts, product concepts, marketing plans, strategies, forecasts, devices, records, data, notes, reports, proposals, customer lists, correspondence, specifications, drawings, blueprints, sketches, materials, patent applications, continuation applications, continuation-in-part applications, divisional applications, other documents or property, or reproductions of any aforementioned items belonging to SIA ADHESIVES, INC. and\or TANNER CHEMICALS, INC., (individually and jointly, the "COMPANY"), their Subsidiaries and their Affiliates, successors or assigns.

         I further certify that I have complied with all the terms of the Employment Agreement dated December 30, 1999 between the Company and me (the "EMPLOYMENT AGREEMENT"), relating to the reporting of any Work Product (as that term is defined therein), conceived or made by me (solely or jointly with others) covered by the Employment Agreement.

         I acknowledge that the provisions of the Employment Agreement relating to Confidential Information, as defined in the Employment Agreement, continue in effect beyond the termination of the Employment Agreement, as set forth therein.

         Finally, I further acknowledge that the provisions of the Employment Agreement relating to my (i) anti-pirating, (ii) noninterference and (iii) non-competition covenants to the Company, its Subsidiaries and their Affiliates, remain in effect following the date of my termination of employment with the Company.

Date:____________                           ______________________________
                                                 Employee

                                    EXHIBIT B
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                              SIA ADHESIVES, INC.,
                             TANNER CHEMICALS, INC.
                                       AND
                                GERARD A. LOFTUS

                                 GENERAL RELEASE


         I, Gerard A. Loftus, in consideration of and subject to the performance by SIA ADHESIVES, INC., a Delaware corporation and TANNER CHEMICALS, INC., a New Hampshire corporation, of their material obligations under the Employment Agreement, dated as of the date as of December 30, 1999 (the "AGREEMENT"), do hereby release and forever discharge as of the date hereof the "Company," its "Subsidiaries" and their "Affiliates" (as those terms are defined in the Agreement, subject to the provisions of Section 1.1 of the Agreement) and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company, its Subsidiaries and their Affiliates and their direct or indirect owners (collectively, the "RELEASED PARTIES") to the extent provided below.

1.       I understand that any payments or benefits paid or granted to me under
         Section 5.2(c) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 5.2(c) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in paragraph 4 of this General Release, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
         Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment

         Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Employee Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, negligent or intentional infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "CLAIMS").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 of this General Release.

4. I and the Company mutually agree that this General Release does not waive or release any rights or claims that I may have under (a) the Age Discrimination in Employment Act of 1967 and (b) any agreements to which I and Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "PARENT") are parties pertaining to any shares of capital stock of the Parent owned by me, which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release, provided that nothing herein contained in this Agreement shall prohibit or bar me from filing a charge, including a challenge to the validity of the Agreement, with the United States Equal Employment Opportunity Commission ("EEOC"), or any state or local fair employment practices agency, or from participating in any investigation, hearing or proceeding conducted by the EEOC, or any state or local fair employment practices agency. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the EEOC (or a state or local fair employment practices agency), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)      I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)      I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ ____, ____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE ______________ _____, _____VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE ____________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:                           ,

                                    EXHIBIT C
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                              SIA ADHESIVES, INC.,
                             TANNER CHEMICALS, INC.
                                       AND
                                GERARD A. LOFTUS


                             STOCK OPTION AGREEMENT